Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form F-3) and related Prospectus of AngloGold Ashanti Limited (the “Company”), AngloGold Ashanti Holdings plc and AngloGold Ashanti Holdings Finance plc for the registration by the Company of its debt securities, guarantees, ordinary shares, and warrants and rights to purchase its ordinary shares, and by each of AngloGold Ashanti Holdings plc and AngloGold Ashanti Holdings Finance plc of their respective debt securities and to the incorporation by reference therein of our reports dated April 23, 2012, with respect to the consolidated financial statements of the Company, and the effectiveness of internal control over financial reporting of the Company, included in its Annual Report (Form 20-F) for the year ended December 31, 2011, filed with the Securities and Exchange Commission on April 23, 2012.

/s/ Ernst & Young Incorporated

Ernst & Young Incorporated Registered Auditor

Johannesburg, Republic of South Africa

July 17, 2012